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                                  [LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 31, 1997, except for Note 2, as to which the date is March 31, 1997, on our audit of the financial statements of Mendocino Brewing Company, Inc., included in the Registration Statement on Form S-4, and the related Proxy Statement/Prospectus of United Craft Brewers, Inc., in connection with the registration of 1,951,301 shares of its common stock. We also consent to the reference to our Firm under the caption "Experts".


                                                  Moss Adams LLP

Santa Rosa, California
July 23, 1997